CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated March 2, 2020, relating to the financial statements and financial highlights of Cliffwater Corporate Lending Fund for the period from March 6, 2019 (commencement of operations) through December 31, 2019, and to the references to our firm under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm; Legal Counsel” and “Senior Securities” in the Prospectus and “Independent Registered Public Accounting Firm; Legal Counsel” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

December 14, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SUPPLEMENTAL INFORMATION

To the Shareholders and Board of Trustees of Cliffwater Corporate Lending Fund

We have audited and reported separately herein on the statement of assets and liabilities, including the schedule of investments, of Cliffwater Corporate Lending Fund (the “Fund”) as of December 31, 2019, and the related statements of operations, cash flows and changes in net assets, and the financial highlights for the period March 6, 2019 (commencement of operations) through December 31, 2019, including the related notes (collectively referred to as the “financial statements”), in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The accompanying information included in the registration statement under the caption “Senior Securities” (Senior Securities Table) for the for the period ended December 31, 2019 has been subjected to audit procedures performed in conjunction with our audit of the Fund’s financial statements.

The Senior Securities Table is the responsibility of the Fund’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with instructions to Form N-2 and Section 18 of the Investment Company Act of 1940. In our opinion, the Senior Securities Table for the period ended December 31, 2019 is fairly stated, in all material respects, in relation to the financial statements as a whole.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

December 14, 2020